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                                  EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.
                        EARNINGS PER SHARE COMPUTATION
                (Dollars in thousands, except per share amounts
                                  (unaudited)
                                                     Quarter Ended  June, 1999
                                                     -------------------------
                                                      Basic            Diluted
                                                      -----            -------

Weighted average shares outstanding.............     15,318,156       15,318,156
Dilutive effect of stock performance plans......                         600,516
                                                            ---          -------
                                                     15,318,156       15,918,672
                                                    ===========      ===========
Net income......................................    $     6,408      $     6,408
Earnings per share..............................    $      0.42      $      0.40

                                                    Quarter Ended June 30, 1998
                                                    ---------------------------
                                                     Basic              Diluted
                                                     -----              -------

Weighted average shares outstanding.............     15,255,996       15,255,996
Dilutive effect of stock performance plans......                         348,285
                                                            ---          -------
                                                     15,255,996       15,604,281
                                                    ===========      ===========
Net income......................................    $     8,283      $     8,283
Earnings per share..............................    $      0.54      $      0.53


                                                      Year Ended June 30, 1999
                                                      ------------------------
                                                      Basic            Diluted
                                                      -----            -------

Weighted average shares outstanding.............     15,299,339       15,299,339
Dilutive effect of stock performance plans......                         480,842
                                                            ---          -------
                                                     15,299,339       15,780,181
                                                    ===========      ===========
Net income......................................    $    17,270      $    17,270
Earnings per share..............................    $      1.13      $      1.09


                                                      Year Ended June 30, 1998
                                                      ------------------------
                                                      Basic            Diluted
                                                      -----            -------

Weighted average shares outstanding.............     15,179,596       15,179,596
Dilutive effect of stock performance plans......                         432,638
                                                            ---          -------
                                                     15,179,596       15,612,234
                                                    ===========      ===========
Net income......................................    $    33,532      $    33,532
Earnings per share..............................    $      2.21      $      2.15


                                                      Year Ended June 30, 1997
                                                      ------------------------
                                                      Basic            Diluted
                                                      -----            -------

Weighted average shares outstanding.............     15,100,521       15,100,521
Dilutive effect of stock performance plans......                         419,718
                                                            ---          -------
                                                     15,100,521       15,520,239
                                                    ===========      ===========
Net income......................................    $    59,004      $    59,004
Earnings per share..............................    $      3.91      $      3.80

     At June 30, 1999, we had outstanding anti-dilutive commitments under our stock performance plans covering 97,650 shares.